UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

Luminex Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 Technology Boulevard, Austin, Texas		78727
(Address of principal executive offices)		(Zip Code)

(512) 219-8020

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.01. Completion of Acquisition or Disposition of Assets.

As previously announced, on May 15, 2016, Luminex Corporation, a Delaware corporation (the “Company”), Nanosphere, Inc., a Delaware corporation (“Nanosphere”), and Commodore Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Purchaser”) entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”).

In accordance with the terms of the Merger Agreement, on June 2, 2016, Purchaser commenced a cash tender offer (the “Offer”) for all of the outstanding shares of Nanosphere’s common stock, par value $0.01 per share (the “Shares”), for $1.70 per share (the “Offer Price”), net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 2, 2016, as amended or supplemented from time to time, and in the related Letter of Transmittal.

At 12:00 midnight Eastern Daylight Time, at the end of June 29, 2016, the Offer expired as scheduled and was not extended. As of the expiration of the Offer, approximately 45,252,609 Shares (excluding 953,173 Shares tendered by notice of guaranteed delivery) had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 85.6% of the outstanding Shares.

The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn (excluding Shares tendered pursuant to notices of guarantee delivery for which Shares have not been delivered) a number of Shares that represents at least a majority of the total number of Shares outstanding as of the expiration of the Offer. All conditions to the Offer having been satisfied or waived, Purchaser accepted for payment, and will promptly pay for, all Shares validly tendered into and not withdrawn from the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on June 30, 2016, Luminex completed the acquisition of Nanosphere by consummating the merger of Purchaser with and into Nanosphere pursuant to the terms of the Merger Agreement (the “Merger”) and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger, any Shares not purchased pursuant to the Offer (other than any Shares held as treasury stock by Nanosphere (except for Shares in certain Nanosphere benefit plans), any Shares irrevocably accepted for purchase in the Offer and any Shares with respect to which the relevant stockholders had properly exercised their appraisal rights under the DGCL) were automatically converted into the right to receive the Offer Price, net to the seller in cash, without interest and less any required withholding taxes.

The aggregate consideration required to acquire all outstanding Shares pursuant to the Offer and the Merger is approximately $90 million. Luminex is providing the Purchaser with the necessary funds to fund the acquisition through cash on hand, in each case, on the terms and conditions previously disclosed in the Tender Offer Statement on Schedule TO filed by Luminex and Purchaser on June 2, 2016.

The foregoing is a general description of the Offer, the Merger and the Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The pro forma financial information will be filed by an amendment to this report within the time period specified in the instruction to Item 9.01 of Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 15, 2016, by and among Commodore Acquisition, Inc., Luminex Corporation and Nanosphere, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Nanosphere, Inc. with the Securities and Exchange Commission on May 16, 2016)

2.2	First Amendment to Agreement and Plan of Merger, dated as of May 22, 2016, among Luminex Corporation, Commodore Acquisition, Inc., and Nanosphere, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Nanosphere, Inc. with the Securities and Exchange Commission on May 23, 2016)

2.3	Second Amendment to Agreement and Plan of Merger, dated as of June 1, 2016, among Luminex Corporation, Commodore Acquisition, Inc., and Nanosphere, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Nanosphere, Inc. with the Securities and Exchange Commission on June 2, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2016	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
	Name:	Harriss T. Currie
	Title:	Chief Financial Officer, Senior Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 15, 2016, by and among Commodore Acquisition, Inc., Luminex Corporation and Nanosphere, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Nanosphere, Inc. with the Securities and Exchange Commission on May 16, 2016)

2.2	First Amendment to Agreement and Plan of Merger, dated as of May 22, 2016, among Luminex Corporation, Commodore Acquisition, Inc., and Nanosphere, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Nanosphere, Inc. with the Securities and Exchange Commission on May 23, 2016)

2.3	Second Amendment to Agreement and Plan of Merger, dated as of June 1, 2016, among Luminex Corporation, Commodore Acquisition, Inc., and Nanosphere, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Nanosphere, Inc. with the Securities and Exchange Commission on June 2, 2016)